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KPMG Peat Marwick LLP



                                                                      Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Republic New York Corporation

We consent to incorporation by reference in the Registration Statements (Nos. 33-49507 and 33-42582) on Form S-3, Registration Statements (Nos. 333-20409 and 333-20873) on Form S-4 and in the Registration Statements (Nos. 33-57351, 33-38789 and 33-49639) on Form S-8 of Republic New York Corporation of our report dated January 14, 1997, relating to the consolidated statements of condition of Republic New York Corporation as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the consolidated statements of condition of Republic National Bank of New York as of December 31, 1996 and 1995, which report appears on page 63 of the 1996 Republic New York Corporation Annual Report on Form 10-K.


                                        /s/ KPMG Peat Marwick LLP


New York, New York
March 21, 1997
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KPMG


        Audit

        31, Allee Scheffer              Telephone (352) 22 51 51-1
        L-2520 Luxembourg               Telefax   (352) 22 51 71


                                                                     Exhibit 23A




                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Safra Republic Holdings S.A.

We consent to incorporation by reference in the Registration Statements (Nos. 33-49507 and 33-42582) on Form S-3 Registration Statements (Nos. 333-20409 and 333-20873) on Form S-4 and in the Registration Statements (Nos. 33-57351, 33-38789 and 33-49639) on Form S-8 of Republic New York Corporation of our report dated January 14, 1997, relating to the consolidated statements of condition of Safra Republic Holdings S.A. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears on page 88 of the 1996 Republic New York Corporation Annual Report on Form 10-K. Our report refers to application of generally accepted accounting principles in the United States which vary in certain significant respects from generally accepted accounting principles in Luxembourg. Application of generally accepted accounting principles in Luxembourg would have affected results of operations for the two-year period ended December 31, 1996 and shareholders' equity and total assets as of December 31, 1996 and 1995, to the extent summarised in Note 20 to the consolidated financial statements of Safra Republic Holdings S.A.

Luxembourg, March 21, 1997              KPMG Audit
                                        Reviseurs d'entreprises





                                        /s/ C. Nicolet  /s/ D.G. Robertson
                                        C. Nicolet      D.G. Robertson